                                                                    EXHIBIT 99.2


All of originally executed, governing transaction documents are drafted in the Portuguese language. This Agreement is a fair and accurate English translation of the originally executed Share Purchase Agreement.


                           SHARE PURCHASE AGREEMENT



                                     among



                           UNETE DO BRASIL, LIMITADA
                                  As Purchaser



                                      and

                          Mr. Daniel Francisco Sachet
                          Mr. Rodrigo Losina da Silva
                           Mr. Fernando Miguel Soto
                                As Shareholders

                                      And

                               Conex Brasil S.A.
                                   As Company



                          Dated as of October 6, 1999

                            SHARE PURCHASE AGREEMENT
                            ------------------------

     SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of October 6, 1999, among Unete do Brasil, Limitada, a Brazilian limited liability company (the "Purchaser"), an indirect wholly-owned subsidiary of IFX Corporation ("IFX"), each of those entities and/or individuals identified on Schedule A (each, individually, a "Shareholder" and, collectively, the "Shareholders"), and Conex Brasil S/A ("the "Company"), an entity organized an existing in accordance with the laws of Brazil ("the "Territory").


     The parties hereto agree as follows:


                                  ARTICLE I.
                                  DEFINITIONS
                                  -----------

     The definitions set forth in Schedule 1, attached hereto, are incorporated to this Agreement by reference and made a part hereof.


                                  ARTICLE II.
                               PURCHASE AND SALE
                               -----------------

     SECTION II.01. Purchase and Sale. Subject to the terms and conditions precedent, and based upon the representations, warranties and covenants set forth herein, at Closing, Shareholders shall sell to the Purchaser all of the issued and outstanding shares in the Company (the "Shares"). At Closing, the Shareholders shall transfer good and valid title to the Shares to the Purchaser and shall deliver to the Purchaser one or more certificates or other documentation representing all of the Shares, together with the stock ledger of the Company in which the appropriate assignments of the Shares to the Purchaser will be duly executed without limitation and in proper form. In order to comply with the legal requirement of a minimum of two shareholders in a limited liability company, at Closing, as defined below, Purchaser shall appoint an individual or a legal entity to purchase one Share (the "Token Shareholder"). The term "Purchaser" hereunder shall always include the Token Shareholder.

     SECTION II.02. Purchase Price; Payment of Purchase Price. In consideration of and in full payment for the Shares, the Purchaser shall pay to the Shareholders Three Million Three Hundred and Sixty Two Thousand Eight Hundred Eighty Seven Brazilian Reais and 65/100 cents (R$3,362,887.65) (the "Purchase Price").

     (a) at Closing, the Purchaser shall pay to the Shareholders One Million Six Hundred and Eighty One Thousand Four Hundred Forty Four Brazilian Reais and 83/100 cents (Reais$ 1,681,443.83), which represents fifty percent (50%) of the Purchase Price ("First Installment").

     (b) Within One Hundred and Eighty (180) days after Closing, the Purchaser shall pay to the Shareholders the equivalent of twenty five percent (25%) of the Purchase Price("Second Installment"). If the First Installment and Second Installment exceed the amount of the Purchase Price, then the Purchaser shall only be responsible to pay the Second Installment up to an amount, which added to the First Installment, equals such Purchase Price.

     (c) Within Three Hundred and Sixty (360) days after Closing, the Purchaser shall pay to the Shareholders the equivalent of one hundred percent (100%) of the Purchase Price, less any payments made to Shareholders on the First Installment and Second Installment hereunder ("Final Installment").

     (d) The payments of the Second Installment and the Final Installment shall be adjusted by the percentage of inflation as determined by the IGPM-FGB index from the date of Closing through the date when the respective payment is made.

     (e) Each of the First Installment, Second Installment, and Final Installment payable to the Shareholders shall be paid to them, at Purchaser's sole discretion, in the following manner:

     (i)  100% in cash (in Brazilian Reais); or

     (ii) fifty percent (50%) in cash (in Brazilian Reais) and fifty percent (50%) in shares of common stock of IFX, Inc., par value $0.02 ("IFX Stock"), which IFX Stock shall be deemed to have a value per share based on the average of the reported closing trading price for the twenty (20) day period immediately prior to the five (5) Business Day period immediately prior to each payment date. For purposes of calculating the number of shares payable hereunder, the rate of exchange to convert the Brazilian Reais to the US Dollars, currency in which the IFX Stock is traded, shall be the average of the selling and buying exchange rate for US Dollar as published by the Central Bank of Brazil by FISBACEN, PTAX800, on the business date immediately preceding the date of the applicable payment.

     (f) Purchaser shall cause IFX to file the S-3 Registration Statement with the SEC within fifteen (15) business days after the applicable payment date to register the IFX Stock to be issued hereunder for resale and shall take all necessary steps that may be required to cause the Registration Statement to be declared effective by the SEC. Purchaser shall cause IFX to take all necessary steps to maintain the effective status of the Registration Statement until the earlier to occur of the date on which all shares of IFX Stock covered thereby are sold or the second anniversary of the effective date of the Registration Statement. Should IFX fail to obtain an effective Registration Statement from SEC within forty five (45) days as from Closing, Purchaser shall buy from the Shareholders, at Shareholders' request, for cash consideration immediately payable to Shareholders, the IFX Stock issued as payment of a portion of the Purchase Price (the "Return of IFX Stock"). The Return of IFX Stock shall occur within 5 (five) business days from the receipt by Purchaser of a notice from Shareholders of its intention to effect the Return of IFX Stock, which notice shall in no event be earlier than 45 days from Closing. The price to be paid by Purchaser for the IFX Stock in the Return of the IFX Stock shall be equal to the portion of the Purchase Price that was to be paid with such IFX Stock

     SECTION II.03. Shareholder Retained Liabilities. Notwithstanding the fact that the Purchaser is acquiring the Shares, the Shareholders shall assume, agree to pay, perform and discharge in a timely manner, and hold the Purchaser harmless from, all Liabilities and Indebtedness not reflected, recorded or disclosed in the Interim Financial Statements, or which amounts exceed those reflected in the referenced Interim Financial Statement arising, existing or relating to periods on or prior to the Closing (collectively, the "Shareholder Retained Liabilities"). The Purchaser shall have the right to deduct the amount of any Shareholder Retained Liabilities from any and all payments due Shareholders hereunder at any time or, if such payments have already been made, to collect such amounts from the Shareholders. Each Shareholder shall only be liable to the Purchaser for up to a percentage of the Shareholder Retained Liabilities equal to three (3) times the percentage of Shares of the Company owned by such Shareholder as reflected in Schedule A.

     (a) Procedure: At any time that the Purchaser wishes to exercise its right to set off any Shareholder Retained Liabilities or, if such liabilities are found after all payments due Shareholders have been made, at any time that the Purchaser desires to collect from Shareholders any Shareholder Retained Liability, the Purchaser shall send written notice to the Shareholders specifying the claim, the basis for the claim, and the amount claimed of any Shareholder Retained Liability. The Shareholder shall then have a thirty (30) day period to evaluate such claim and send a written notice to the Purchaser if the Shareholders believe that the claim is unfounded. If the Shareholders send a written notice within such period of time, then both parties shall appoint an independent party who shall have 15 days to resolve the matter, and his/her resolution shall be deemed final. If the Shareholders do not send a notice within such period of time, the Shareholder Retained Liability specified in the Purchaser notice shall be deemed final.

     (b) Limitation: This Shareholder Retained Liabilities provision shall only be valid for a period of (i) five (5) years from the date of Closing with respect to any tax or tax-related liability, (ii) three (3) years from the date of Closing for any claims or potential claims raised or which may be raised by any person or entity other than the Purchaser, including without limitation any labor related claims, and (iii) one (1) year for any other type of liability.

     (c) Discrepancy on Revenues: For purposes of this Agreement, any difference between the Annualized Net Revenues as reflected in an audit conducted in good faith by the Accountants within 120 days from the Closing Date ("Audit") and the Annualized Net Revenues as reflected in the unaudited balance sheet of the Company as of July 31, 1999, and the related unaudited statements of income, stockholders' equity and sources and uses of the Company, together with all related notes and schedules thereto (collectively referred to herein as the "Interim Financial Statements") shall be deemed a Shareholder Retained Liability in an amount equal to two (2) times the amount of such difference.

     (d) Discrepancy on Net Tangible Book Value: For purposes of this Agreement, any difference between the NTBV as reflected in the Interim Financial Statements (except that the cash account of the Interim Financial Statements shall be replaced with the cash account as of September 30, 1999, which the Shareholders have delivered to the Purchaser and is enclosed herewith as Schedule 2.03.(d)), and the NTBV as of the date of Closing, as determined by the Audit, shall be deemed a Shareholder Retained Liability in an amount equal to the amount of such difference. "NTBV" shall mean all assets of the Company minus all Liabilities of the Company.

     (e) Brokers and Advisors: For purposes of this Agreement, any accounts payable to or any amounts due after Closing to any advisor that the Company or the Shareholders have hired or used in connection with the preparation for and consummation of this transaction shall be deemed Shareholder Retained Liabilities in an amount equal to such amounts payable or otherwise due.

     (f) Already Discounted Liabilities: The Liabilities listed in Schedule 2.03.(f)(i) and Schedule 2.03.(f)(ii) have already been discounted by the Purchaser from the Purchase Price and, therefore, shall not be deemed Shareholder Retained Liabilities hereunder. The Purchaser shall reimburse the Shareholders only for the amount of any Liabilities listed in Schedule 2.03.(f)(ii) which statute of limitation has already elapsed without resulting in any pending or resolved claim against the Company. Such reimbursement shall be made within fifteen (15) days of receiving a written notice by the Shareholders specifying the requested information, and having duly verified such claim.

     SECTION II.04. Closing. The closing of the sale of the Shares (the "Closing") shall take place at such location as shall be agreed upon and on such day as the conditions set forth in Sections 5.01 and 5.02 hereof have been satisfied (the "Closing Date").


                                  ARTICLE III.
                               REPRESENTATIONS AND
                         WARRANTIES OF THE SHAREHOLDERS
                         ------------------------------

     As an inducement to the Purchaser to enter into this Agreement, each of the Shareholders, jointly and severally, hereby represents and warrants to the Purchaser as follows:

     SECTION III.01. Authority of the Company and the Shareholders. The Company and each Shareholder has all necessary power and authority to enter into this Agreement, to carry out his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and each Shareholder, and this Agreement constitutes the legal, valid and binding obligation of the Company and each of such Shareholders enforceable against the Company and/or such Shareholder in accordance with its terms.

     SECTION III.02. Ownership of the Shares. Each Shareholder is the sole record and beneficial owner of that number of Shares set forth opposite such Shareholder's name on Schedule "A", which Shares (a) together with the Shares owned by the other Shareholders, collectively constitute one hundred percent (100%) of the Shares of the Company, (b) are owned by such Shareholder free and clear of any Encumbrances, and (c) upon delivery by such Shareholder on the Closing Date of certificates and/or other documentation evidencing such shares and receipt by the Shareholders of payment therefor in accordance with this Agreement, the Purchaser shall be registered in the register of the Shareholders of the Company and shall have good and valid title to such Shares and the Shares shall be free and clear of all Encumbrances.

     SECTION III.03. Organization and Qualification of the Company. The Company is a corporation duly incorporated and validly existing under the Laws of the Territory. The Company has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been, is currently and is anticipated to be conducted. The Company is duly licensed and qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Business makes such licensing or qualification necessary or desirable. All corporate actions taken by the Company have been duly authorized and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its articles of incorporation, by-laws or similar organizational or governing documents, in each case as amended and/or restated through the date hereof (collectively, the "Charter Documents").

     SECTION III.04. Ownership of the Company. The authorized capital of the Company consists of Sixty Thousand (60,000) shares, par value R$1 per share, of which Sixty Thousand shares are currently issued and outstanding. Each issued and outstanding share in the capital of the Company (i) is validly issued and outstanding, (ii) was issued in compliance with all applicable securities laws and (iii) is duly authorized, fully paid and nonassessable. The Shares constitute all of the issued and outstanding shares in the capital of the Company and, except for the Shareholders, no other Person owns any shares in the capital of the Company. There are no options, calls, warrants, convertible securities, profits interests, preemptive rights, rights of first refusal or other rights, agreements, arrangements or commitments of any character relating to the

Shares or any equity or other interests of the Company or any Shareholder to issue or sell any of the Shares or any other equity or other similar interests of or in the Company.

     SECTION III.05. No Subsidiaries. The Company does not own, directly or indirectly, whether of record or beneficially, any voting, investment, equity or other interest in any Person or any right (contingent or otherwise) to acquire the same.

     SECTION III.06. No Conflict. Assuming that all consents, approvals, authorizations and other actions referred to in Section 3.07 have been obtained, the execution, delivery and performance of this Agreement by the Company and each of the Shareholders and the consummation of the transactions contemplated hereby do not and will not (a) violate, conflict with or result in the breach of any provision of the Charter Documents of the Company or any Law or Governmental Order, or (b) conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company pursuant to, any agreement, permit, other instrument, or arrangement to which the Company or any Shareholder is a party.

     SECTION III.07. Consents and Approvals. Except as indicated in Schedule 3.07, the execution, delivery and performance of this Agreement by the Company and each of the Shareholders do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority or any other Person.

     SECTION III.08. Financial Information, Books and Records, Projections and Operating Data. (a) True and complete copies of (i) the unaudited balance sheet of the Company for the fiscal year ended as of December 31, 1996, December 31, 1997, and December 31, 1998 (of if incorporated later than 1996, from the year of organization) and the related unaudited statements of income, retained earnings, shareholders' equity and sources and uses of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the Accountants (or their affiliate in the Territory) (collectively referred to herein as the "Financial Statements") and (ii) the unaudited balance sheet of the Company as of July 31, 1999, and the related unaudited statements of income, retained earnings, stockholders' equity and cash flows of the Company, together with all related notes and schedules thereto (collectively referred to herein as the "Interim Financial Statements") have been delivered by the Company to the Purchaser. The Financial Statements and the Interim Financial Statements, as well as the books of account and other financial records of the Company and the projections provided by the Company (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition and results of operations of the periods covered thereby, (iii) have been prepared in accordance with the Territory GAAP applied on a basis consistent with the past practices of the Company, (iv) are complete and correct, and do not contain or reflect any material inaccuracies or discrepancies, (v) any projections are based on assumptions in light of current economic conditions, and (vi) include the adjustments that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby, subject, in the case of the Interim Financial Statements, to year-end adjustments.

     SECTION III.09. No Undisclosed Liabilities. There are no Liabilities of the Company, other than Liabilities (i) reflected or reserved against on the balance sheet included in the Interim Financial Statements, or (ii) incurred since the date of the most recent unaudited balanced sheet included in the Financial Statements in the ordinary course of the Business consistent with the past practices of the Company and which do not have a Material Adverse Effect. Any reserves reflected on the balance sheet included in the Interim Financial Statements against Liabilities of the Company have been established on a basis consistent with the past practices of the Company and in accordance with the Territory GAAP.

     SECTION III.10. Receivables. The Receivables reflected in the most recent balance sheet included in the Financial Statements or that have arisen since December 31, 1998 (a) arose from, and the Receivables existing as of the Closing Date will have arisen from, the sale of services and the sale and licensing of products by the Company in the ordinary course of the Business consistent with the Company's past practices, to Persons who or which are not Affiliates of the Company or any Shareholder, and (b) constitute or will, as of the Closing Date, constitute, as the case may be, valid, undisputed and fully collectible claims of the Company, not subject to any claims of set-off, off-set or other defenses or counterclaims, except to the extent that appropriate reserves therefor are included in the Financial Statements.

     SECTION III.11. Conduct of Business in the Ordinary Course. Since the date of the Interim Financial Statements, (a) there has occurred no event or development which could have Material Adverse Effect with respect to the Company, (b) the Company has conducted the Business only in the ordinary course and consistent with its past practices, and (c) the Company has not taken, or entered into any arrangement or agreement to take, any of the actions described in Section 4.01 hereof.

     SECTION III.12. Litigation. Except as set forth on Schedule 3.12 (which, with respect to each Action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Company or any Shareholder (or, as applicable, any of their respective Affiliates) or affecting any of the Assets or the Business, pending or, to the knowledge of the Shareholders, threatened. None of the matters disclosed on
Schedule 3.12 has affected or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Neither the Company nor any Shareholder nor any of their respective assets is subject to any Governmental Order nor, to the Shareholders' knowledge, are there any such Governmental Orders threatened to be imposed by any Governmental Authority.

     SECTION III.13. Certain Interests. (a) Except as disclosed on Schedule 3.13, no officer, director of the Company, no Shareholder nor any of their respective Affiliates: (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company (except that it may have an interest of less than 3% of the shares of a publicly traded company); (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses or has used in the conduct of the Business or otherwise; (iii) has outstanding any Indebtedness to the Company; or (iv) is a party to any transaction with the Company (including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee, partner or shareholder or such Affiliate). For purposes of Sub-Section 3.13.(i) the word "Affiliate" shall not include item (e) of the Affiliate definition in Schedule 1.

     SECTION III.14. Compliance with Laws. The Company has conducted and continues to conduct its business in accordance with and in compliance with all Laws and Governmental Orders applicable to the Company, its assets and the Business.

     SECTION III.15. Material Contracts. (a) The Shareholders have delivered, or made available to the Purchaser for review and duplication, true, correct and complete copies (or in the case of oral contracts, summaries thereof) of all of the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company (such contracts and agreements, together with all material contracts, agreements, leases and subleases concerning the management or operation of any Real Property to which the Company is a party (which material contracts and agreements relating to Real Property are listed on Schedule 3.16), being "Material Contracts"):

               (i) each contract and agreement for the purchase, sale or lease of Tangible Personal Property , all management contracts and contracts or commitments with officers, employees, Shareholders, independent contractors or consultants (or similar understandings or arrangements) involving exclusive rights, all contracts or commitments for capital expenditures, under the terms of which the Company: (A) is reasonably anticipated to pay or otherwise give consideration of more than US$5,000 in the aggregate over the course of any fiscal year or (B) cannot be cancelled by the Company without penalty or further payment and without more than thirty (30) days' notice;

               (ii) all Internet service, website, website hosting, electronic mail, broker, representative, franchise, agency, sales promotion, sales representative, market research, marketing, consulting and advertising contracts and agreements to which the Company is a party;

               (iii) all contracts and agreements relating to Indebtedness of the Company in excess of US$5,000 individually or US$25,000 in the aggregate;

               (iv) all contracts and agreements with any Governmental Authority to which the Company is a party;

               (v) all contracts and agreements that limit or purport to limit the ability of the Company or any Shareholder to compete in any line of business or with any Person or from disclosing information with respect to the Business;

               (vi) all contracts and agreements relating to Intellectual Property;

               (vii) all other contracts and agreements (whether or not made in the ordinary course of business), which are material to the Company or the conduct of the Business.

          (b) Each Material Contract: is valid and binding on, and is in full force and effect and valid and binding with respect to, each Shareholder and/or the Company who or which is a party thereto, and upon consummation of the transactions contemplated by this Agreement shall continue in full force and effect without penalty or other adverse consequence, including, without limitation, consequences resulting from any due on sale, change in control or similar provision, if any, contained therein. Except as set forth on Schedule 3.15(b): (A) neither the Company nor any Shareholder is in breach of, or default under, any Material Contract; (B) to the Shareholders' knowledge, no other party to any Material Contract is in breach thereof or default thereunder.

     SECTION III.16. Real Property. Schedule 3.16 sets forth a true, correct and complete list of all Real Property owned or leased by the Company.

     SECTION III.17. Assets. The Company owns, leases or has the legal right to use all the properties and assets used or intended to be used in the conduct of the Business (all such properties, assets and contract rights being the "Assets"). The Company has good title to, or, in the case of leased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances. All of the Assets (including all operating equipment, computers and peripheral equipment) are in good operating condition and repair, and are suitable and usable for the purposes for which they are used and intended.

     SECTION III.18.  Intellectual Property.

          (a) Schedule 3.18 sets forth a true and complete list of all Intellectual Property, other than pre-packaged, commercially available, non-customized software (e.g., "canned" word processing and spread sheet software) (collectively, "Standard Software"), which is owned and/or used, licensed or sublicensed by the Company in the operation of the Business. The Company has full ownership of, or the legal right to use and/or license or sublicense, all such Intellectual Property in the manner in which it is currently used in the conduct of the Business and such use does not conflict with, misappropriate or infringe, and has not been alleged to conflict with, misappropriate or infringe, any Intellectual Property rights or franchises of any Person. No current or former consultant, independent contractor, shareholder, employee or Affiliate of the Company or, to the knowledge of the Shareholders, any other Person has any right, title or interest in any of the Intellectual Property owned by the Company. Neither the Company nor any Shareholder has taken, or failed to take, any action that jeopardized, or which has or is reasonably likely to have the effect of jeopardizing, the Company's sole and exclusive ownership of the Intellectual Property owned by the Company.

          (b) Except as set forth on Schedule 3.18(b), there are no licenses, contracts or other agreements pursuant to which the Company (i) has agreed to grant or has granted rights to any Person with respect to any Intellectual Property (including, without limitation, rights in connection with works made for hire). To the knowledge of the Shareholders, none of the Company Intellectual Property owned by the Company is being infringed by any Person.

          (c) Except as set forth on Schedule 3.18(c), to the best of the Company's knowledge after due inquiry, none of the computer software contained in any product, program or other Intellectual Property used by or on behalf of the Company, or licensed, created or maintained by the Company to or for any third party, contains any date field which could cause or allow such software to fail to perform any of its intended functions in a proper manner in connection with the date change occurring on January 1, 2000 (the "Year 2000 Problem").

     SECTION III.19. Customers. Schedule 3.19 sets forth a list of all current customers of the Company. Except as disclosed on Schedule 3.19, the Company has not received any notice, nor do the Shareholders have knowledge, that any significant customer of the Company has ceased, or will cease, to use the goods or services of, or lease property from, the Company, or has substantially reduced, or will substantially reduce, the use of such goods or services or lease of property at any time.

     SECTION III.20. Suppliers. The Company has not received any notice, nor do the Shareholders have knowledge, that any supplier will not sell supplies and other goods or services to the Company at any time after the date hereof on terms and conditions substantially similar to those used in its current sales to the Company, subject only to general and customary price increases.

     SECTION III.21. Labor Matters. (a) The Company is a party to a collective bargaining agreement with SINDPPD-RS applicable to Persons employed or engaged by it and, to the knowledge of the Shareholder, currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining representative that could affect the Company; (b) there are no unfair labor practices, charges or complaints pending, or to the knowledge of the Shareholders, threatened against the Company; (c) the Company is currently in compliance with all applicable employment Laws in the Territory, including without limitation,, labor relations, employment standards, social security, unemployment insurance, housing policy, occupational health and safety, workers' compensation, pay equity, employment equity, human rights, and reserves for severance; (d) the Company has paid in full to all its employees, or adequately accrued for in accordance with the Territory GAAP and all applicable Laws, all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (e) there is no claim, charge, procedure, or investigation that has been asserted or is now pending or, to the knowledge of the Shareholders, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Company.

     SECTION III.22. Employees. Schedule 3.22 lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, severance and other like benefits paid in 1998 and payable (in cash or otherwise) in or with respect to 1999, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Company.

     SECTION III.23. Taxes. (a) (i) All returns and reports in respect of Taxes required to be filed with respect to the Company prior to the date hereof have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete; (iv) no adjustment relating to such returns has been proposed by any Tax authority and no basis exists for any such adjustment; (v) there are no pending or threatened actions or proceedings for the assessment or collection of Taxes against the Company; (vi) there are no Tax liens on any assets of the Company; (vii) neither the Company nor any Shareholder has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (viii) all Taxes required to be withheld, collected or deposited by or with respect to the Company have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority.

          (b) The Shareholders have delivered to the Purchaser correct and complete copies of all of the Company's income, franchise and similar tax returns since January 1, 1996, and correct and complete summaries of all examination reports, and statements of deficiencies assessed against or agreed to by the Company since January 1, 1996.

          (c) On the balance sheet included in the Interim Financial Statements, reserves and allowances have been provided adequate to satisfy all Liabilities for Taxes relating to the Company for periods through the date thereof.

     SECTION III.24. Insurance. Schedule 3.24 sets forth a true and complete list of all liability, property and other insurance policies currently in effect that insure the Business, the Assets or any of the Company's employees, listing for each such policy the identity of the insurance carrier, the policy period, the limits and retentions and any special exclusions. Each such policy is valid and binding and in full force and effect, all premiums thereunder have been paid and the Company has not received any notice of cancellation or termination thereof or is in default thereunder.

     SECTION III.25.  Investment Representations.

          (a) Each Shareholder is acquiring the IFX Stock to be issued to him hereunder for his own account, for investment only, and not with a view to the resale or distribution thereof. Each Shareholder represents that he, alone or with his Purchaser Representative (as such term is defined in Rule 501 of Regulation D of the Securities Act), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks associated with ownership of IFX Stock. Each Shareholder is able to bear the substantial economic risks associated with ownership of IFX Stock, including the risk of losing his entire investment, and can afford to hold IFX Stock to be acquired by him hereunder for an indefinite period of time

          (b) Each Shareholder acknowledges receipt of IFX's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and IFX's Quarterly Report[s] on Form 10-Q for the quarter[s] ended September 30, 1998 and December 31, 1998, each as filed with the United States Securities Exchange Commission (the "SEC Filings") and represents that he and/or his Purchaser Representative (i) has reviewed the SEC Filings and (ii) has been afforded the opportunity to ask questions and receive answers from personnel and representatives of IFX concerning IFX and the IFX Stock, and to obtain any additional information that IFX possesses or can acquire without unreasonable effort or expense that is necessary to verify any of the information contained in any SEC Filings or otherwise provided by IFX.

          (c) Each Shareholder understands and acknowledges that (i) the shares of IFX Stock issued to him hereunder or pursuant to the transactions contemplated hereby (A) at the time of issuance, will not be registered under the Securities Act or any applicable securities Laws and will be issued pursuant to an exemption from registration provided by Regulation S promulgated under the Securities Act ("Regulation S") or by Section 4(2) of the Securities Act in reliance upon the representations and warranties of the Shareholders contained herein, (B) may not be sold, transferred or otherwise disposed of (1) unless registered under the Securities Act and applicable securities laws or unless an exemption from registration is available or (2) except in accordance with Regulation S or Rule 144 promulgated under the Securities Act, (ii) hedging transactions involving shares of IFX Stock issued to him hereunder or pursuant to the transaction contemplated hereby may not be conducted other than in compliance with the Securities Act, and (iii) each certificate representing any such shares will be imprinted with a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER UNITED STATES, FOREIGN FEDERAL, OR STATE LAWS. NO SALE, OFFER TO SELL, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT, TRANSFER OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES IS THEN IN EFFECT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE WITH RESPECT TO SAID TRANSFER AND THE REQUIREMENTS OF OTHER APPLICABLE LAWS ARE SATISFIED. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED OTHER THAN IN COMPLIANCE WITH THE ACT.

          (d) Each Shareholder (i) represents that he is not a U.S. Person (as defined in Appendix A hereto) and that he is not acquiring the IFX Stock issued to him hereunder for the account or benefit of any U.S. Person, (ii) acknowledges that IFX is obligated, and by this provision IFX hereby is bound, to refuse to register (and to instruct its Secretary and transfer agent to refuse to register) any transfer of the shares of IFX Stock acquired hereunder by such Shareholder that is not made pursuant to a registration under the Securities Act or in compliance with the provisions of Regulation S, Rule 144 or another available exemption from registration, and (iii) represents that the offer to acquire the IFX Stock issued hereunder to such Shareholder was not communicated to or accepted by such Shareholder while he was in the United States (as defined in Regulation S) and that this Agreement and each other document contemplated hereby was executed by such Shareholder outside the United States.

     SECTION III.26. Full Disclosure. No representation or warranty of the Shareholders in this Agreement and no statement contained in any written financial or operating data or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE IV.
COVENANTS

     SECTION IV.01. Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement through the Closing, the Company shall, and the Shareholders shall cause the Company to, conduct its operations and the Business in the ordinary course consistent with its past practice and in compliance with all Laws and, to the extent consistent therewith, and the Shareholders shall use their reasonable best efforts to preserve intact the Company's current business organization and operations. Without limiting the foregoing and except as provided herein, the Company shall not, without the prior written consent of the Purchaser, take or enter into any arrangement or agreement to take, any action to:

          (a) issue any capital shares or other equity interests of the Company, or any options, warrants or other instruments convertible or exchange for the foregoing, split, combine or reclassify any of the shares in the capital of the Company, or declare, set aside, pay or make any dividend or other distribution of any kind on or with respect to any of the Shares in the capital of the Company or any obligations convertible or exchangeable into any capital shares or other equity interests of the Company, or authorize any of the foregoing;

          (b) except as expressly permitted hereunder, incur any Indebtedness except in the ordinary course of the Business consistent with past practice;

          (c) enter into any license, contract or other agreement pursuant to which the Company grants any rights with respect to any Intellectual Property;

          (d) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any Material Contract, or enter into any contract, arrangement or agreement with any Affiliate of the Company, Shareholder or any officer or director of the Company;

          (e) initiate, compromise or settle any litigation or arbitration proceeding;

          (f) change in any material respects (i) its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in the Territory GAAP; and (ii) its manner of dealing with suppliers or customers of the Company, including, without limitation, any billing, credit, collection, account receivable methods, policies or procedures in connection therewith;

          (g) acquire, sell, lease or encumber any of the Assets or other property of the Company;

          (h) amend, revoke, cancel or otherwise modify any of its Charter Documents;

          (i) take any action, or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations or warranties contained in Article III becoming or being untrue; or (ii) any of the conditions to the transactions contemplated in this Agreement set forth in Article VI not being satisfied;

          (j) make or commit to make any capital expenditure in excess of US$10,000, other than as expressly contemplated by the business plan of the Company delivered to the Purchaser; or

          (k) increase in any manner the compensation or fringe benefits of any employee, consultant, independent contractor, officer or director of the Company, including without limitation through the granting or acceleration of vesting of stock options or employee benefits, or enter into, adopt or amend any Plan.

     SECTION IV.02. Reasonable Best Efforts. Prior to and following the Closing, each of the parties hereto shall use its reasonable best efforts (a) to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable Law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (b) to obtain from any Governmental Authority or any other Person any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the parties hereto or any of their Affiliates in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (c) as promptly as practicable, to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any applicable Laws. The parties shall cooperate with each other in connection with the taking of all such actions and making of all such filings, including providing copies of all such documents to the non-filing parties and their advisors prior to filing and, if required, to accept all reasonable additions, deletions or changes suggested in connection therewith. Each of the parties shall use its reasonable best efforts to furnish to the other parties all information required in connection with the transactions contemplated by this Agreement.

     SECTION IV.03.  Confidential Information.

          (a) Each Shareholder recognizes and acknowledges that all confidential and proprietary information of the Business and the business of the Purchaser and/or IFX (collectively, "Confidential Information") constitutes valuable, special and unique assets owned by the Company, which are being acquired by the Purchaser pursuant to the Transaction, or owned by the Purchaser and/or IFX. At no time shall any Shareholder, any Shareholder's Affiliates, the Company or any of the Company's Related Persons disclose any Confidential Information for any reason whatsoever.

          (b) Each Shareholder acknowledges that the transaction contemplated by this Agreement and certain Confidential Information furnished by the Purchaser and/or IFX to the Shareholders hereunder, may constitute material, nonpublic information of IFX under United States federal securities Laws and/or the rules and regulations of the Nasdaq Stock Market, Inc. Each Shareholder agrees not to trade, directly or indirectly, and agrees to each of its Related Persons and other representatives of the Company and such Shareholder, as applicable, who obtains knowledge of such material, nonpublic information of IFX not to trade in IFX Stock until the material terms of such information have been disclosed to the public, such as by means of a press release or publication in a newspaper of general circulation.

          (c) Each Shareholder agrees that money damages alone would not be an adequate remedy for breach of Sections 4.03, 4.04 or 4.05, and that, in the event of a breach or threatened breach of such provisions, (i) the Purchaser and/or IFX shall be entitled to an injunction and each Shareholder agrees not to oppose the granting of such equitable relief and to waive any requirement for the posting of a bond in connection with such remedy. Nothing herein shall be construed as prohibiting the Purchaser and/or IFX from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages. The Shareholders shall be liable, jointly and severally, for any breach by their respective Related Persons of this Section 4.03.

     SECTION IV.04.  Non-Competition.  Except as otherwise provided in this
Section 4.04, each Shareholder covenants and agrees that neither he nor any of his Affiliates (except that the word "Affiliate" for the sole purposes of Sub-
Section 4.4 (a) shall exclude any persons listed in item (e) of the definition of "Affiliate" on Schedule 1), either alone or jointly with or on behalf of any Person, whether as principal, agent, partner, stockholder, director, consultant, employee or otherwise, and whether directly or indirectly, shall:

          (a) at any time during three (3) years after the Closing Date (the "Relevant Period"), form, create, organize, acquire or have an interest in, directly or indirectly, any business that is directly or substantially related to Internet access and web hosting of any form within the Territory, Central or South America (except for an interest of up to 10% in a company traded in any stock exchange), and at any time during twelve (12) months after the Closing Date (the "Reduced Relevant Period"), work for, carry on, assist on any aspect related to Internet access or web hosting of any business within the Territory, Central or South America. Any Shareholder who, after the Reduced Relevant conducts any of the activities prohibited during such period of time, he/she shall send a written notice to the Purchaser confirming the nature of the work performed.

          (b) at any time during the Relevant Period, interfere with the performance of any agreement relating to the Business;

     SECTION IV.05. Non-Solicitation. Each Shareholder agrees that during the Relevant Period, neither such Shareholder nor any of his or its Related Persons will solicit any of the officers, directors or employees of the Company, the Purchaser, IFX or any of their respective subsidiaries or Affiliates to leave his or her employment and accept employment elsewhere.

     SECTION IV.06. Other ISP Acquisitions. Notwithstanding any provisions in this Agreement to the contrary, nothing herein shall prevent or otherwise prohibit the Purchaser, IFX or any of their respective Affiliates from acquiring one or more other Internet service providers with operations in the Territory. In addition, the parties agree that the Purchaser and/or IFX shall have the right to promote and advertise any of such acquired Internet service providers, either together or separately from the Company, in their sole and absolute discretion.


                                  ARTICLE V.
                       CLOSING CONDITIONS AND DELIVERIES
                       ---------------------------------

     SECTION V.01. Conditions to Shareholders' Obligations; Closing Deliveries of the Purchaser. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the delivery by the Purchaser, at or prior to the Closing Date, of payment of the First Installment of the Purchase Price payable upon Closing, and (ii) a letter from IFX guaranteeing the payment of the Purchase Price to the Shareholders.

     SECTION V.02. Conditions to Purchaser's Obligations; Closing Deliveries of the Shareholders. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the delivery by the Shareholders, at or prior to the Closing Date, of each of the following:

          (a) A certificate, signed by each of the Shareholders and dated the Closing Date, certifying that:

               (i) the representations and warranties of the Shareholders contained in this Agreement are true and correct in all material respects on and as of the Closing Date;

               (ii) no Action has been commenced or threatened by or before any Governmental Authority against any of the Shareholders or the Company;

               (iii) all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents which are necessary or desirable for the consummation of the transactions contemplated by this Agreement, each in form and substance satisfactory to the Purchaser in its reasonable good faith determination, including without limitation, the authorization of change of ownership from the Governmental Authorities; and

               (iv) since the date of the most recent unaudited balance sheet included in the Interim Financial Statements, no event or events has occurred, or is reasonably likely to occur, which, individually or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect.

          (b) Charter Documents. A certified copy of the most recently adopted articles of incorporation and bylaws of the company, and any amendments thereto as of the Closing.

          (c) Minute Books. The minute books and shareholder register of the Company, certified by the appropriate officer or director of each such entity as of the Closing Date.

          (d) Resignations. The resignations of each of the officers, attorneys in fact (including without limitation, Daniel Francisco Sachet) and directors of the Company to the extent requested by the Purchaser, including a release of any payments due them by the Company.

          (e) Cash Accounts. The Purchaser shall have received, if it so requests, terminations of authority, effective as of the Closing Date, by each employee or agent of each of the Company having signatory or other authority over the cash, checking, lock box, safe deposit and other depositary arrangements of the Company.

          (f) Release Agreements. The Purchaser shall have received from each Shareholder an executed comprehensive general release, in form and substance reasonably satisfactory to the Purchaser, pursuant to which such Shareholder shall release the Company from all claims of and other liabilities to such Shareholder for all periods up to and including the Closing Date.

          (g) Due Diligence. The Purchaser shall be satisfied with the results of its legal and financial due diligence regarding the Company and the Business, in its sole and absolute discretion.

          (h) Network Profile Form. The Purchaser shall have received from the Company a duly completed copy of the Network Profile Form set forth in Schedule 5.02(i);

          (i) Subscriber Information. Purchaser shall have received from the Company duly completed copies of the information contained in Schedule 5.02(j) pertaining to each subscriber of the Company in a format satisfactory to the Purchaser; and

          (j) Clearance Debt Certificates. The Shareholders shall have delivered to Purchaser clearance debt certificates in the name of each Shareholder issued by the competent Civil, Criminal, Labor and Federal, State and Tax authorities.

          (k) Charter Amendment. The Shareholders shall have executed, initialed, and delivered to the Purchaser the amendment to the charter of the Company (alteracao do contrato social), resolving on (i) the transfer of the Shares from Shareholders to Purchaser and to the Token Quotaholder; (ii) the appointment of the new managers of the Company as designated by Purchaser.

          (l) Lease Agreements. The Company shall have entered into amendments to the lease agreements it is a party to in a form satisfactory to the Purchaser.

                                  ARTICLE VI.
                                  TERMINATION
                                  -----------

     SECTION VI.01. Termination. This Agreement may be terminated at any time prior to Closing:

          (a) by the mutual consent of the Shareholders and the Purchaser; or

          (b) by the Purchaser, if (i) there has been a material breach by any Shareholder of any covenant or agreement on his part to be performed or complied with under this Agreement, and such breach is not cured as soon as practicable, but in no event later than three (3) Business Days, following receipt by the Shareholders of written notice thereof, (ii) any of the Shareholders is in material breach of any of the representations and warranties of Shareholders or any of them contained in Article III of this Agreement or (iii) the Closing has not occurred prior to October 6, 1999.

     SECTION VI.02. Effect of Termination. Except for Sections 4.03, 6.02 and
Article VIII, which Sections and Article shall survive any termination of this Agreement, this Agreement shall be null and void, and all other rights and obligations of the Purchaser and the Shareholders under this Agreement shall forthwith cease and have no further force or effect, provided that the termination of this Agreement shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

     SECTION VI.03. Exclusivity; Termination Fee.

          (a) Unless and until this Agreement is terminated, neither the Company nor any Shareholder nor any of their respective officers, directors, employees, representatives, agents or Affiliates, as applicable, will (i) directly or indirectly, encourage, solicit, initiate or engage in any discussions or negotiations with, or knowingly provide any information to, any Person (other than the Purchaser and/or IFX), concerning a potential joint venture, equity investment, merger, amalgamation, acquisition, combination, consolidation, liquidation, recapitalization, reorganization, purchase or sale of material assets, purchase or sale of equity or debt interests of the Company or similar transactions involving the shares in the capital of the Company (each, a "Proposal"), or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company, or afford access to the properties, books or records of the Company to, any Person that informs the Company and/or any of the Shareholders that it is considering making, or has made, a Proposal. The Company and each of the Shareholders shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than the Purchaser and/or IFX) conducted heretofore with respect to any Proposal and will notify the Purchaser and IFX promptly if any such inquiries or proposals are received by, any such information is requested from or any such negotiations or discussion are sought to be initiated with the Company and/or any of the Shareholders, or any of such Persons.

          (b) In the event that (i) the transactions contemplated hereby are not consummated for any reason other than a termination of this Agreement by the Shareholders pursuant to Section 6.01(iii), and (ii) an agreement relative to a Proposal (a "Third Party Agreement") is executed at any time on or prior to October 6, 1999, then the Purchaser and IFX shall be entitled to receive from the Company and the Shareholders, jointly and severally, and the Company and the Shareholders, jointly and severally, shall be obligated to pay to the Purchaser and IFX, the sum of US$$200,000 in cash (the "Termination Fee") within five (5) Business Day following execution of the Third Party Agreement, whether or not the Proposal contemplated thereby is completed. It is understood and agreed by the parties hereto that the Termination Fee is intended to constitute liquidated damages because the actual amount of damages which would be sustained by the Purchaser and IFX as a result of such termination is difficult, if not impossible, to ascertain and that the agreement of the parties with regard to the payment of the foregoing sum as liquidated damages represents a good faith effort by each of the parties to establish the reasonable amount of restitution necessary to provide for recovery of all costs and expenses associated with efforts to consummate the transactions contemplated hereby, including, without limitation, the Purchaser's and IFX's opportunity costs.

                                  ARTICLE VII.
                                INDEMNIFICATION
                                ---------------

     SECTION VII.01. Indemnification of the Purchaser.

          (a) Survival. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing, regardless of any investigation made at any time with respect to any of the foregoing or any information the parties may have in respect thereto for a period of five (5) years following the Closing Date; provided, however, that any agreement, representation or warranty contained in Sections 3.01, 3.02, 3.03, 3.04, 3.09, 3.18, 3.25, and 3.26 hereof shall survive for a period of 10 years following the Closing date; and provided, further, that any representation or warranty contained in Sections 3.23 hereof shall survive until the expiration of any applicable statute of limitations of any Law referred to therein (taking into account any applicable tolling provisions with respect thereto).

          (b) The Purchaser's Right to Indemnification. Subject to the provisions of this Article VII, (i) the Shareholders, jointly and severally (subject to the limitations of percentage of liability set forth in Section 2.03), hereby agree to indemnify and hold harmless the Purchaser, its officers, directors, shareholders, employees, agents, attorneys, successors, predecessors and assigns from and against any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including, but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of the matter but excluding consequential damages) (collectively "Claims"), which may be asserted against or sustained or incurred by the Purchaser in connection with, arising out of, or relating to (A) any breach or alleged breach of any of the representations, warranties, agreements and covenants made by the Shareholders herein or in any Exhibit or Schedule, certificate or other document delivered to the Purchaser by or on behalf of the Shareholders in connection with this Agreement; or (B) any false, incorrect or misleading representation or warranty made by or on behalf of any Shareholder herein or in any Exhibit or Schedule, certificate or other document delivered to the Purchaser by or on behalf of any Shareholder in connection with this Agreement; and (ii) any and all costs and expenses (including, but not limited to, reasonable legal expenses) incurred by the Purchaser in connection with the enforcement of its rights under this Agreement.

          (c) Right of Set Off; Method of Set Off. In addition to, and not in limitation of, the Purchaser's rights to indemnification as set forth in this
Article VII, the Purchaser shall have the right to set off against any amounts owed to the Shareholders pursuant to Section 2 hereof any amounts for which the Purchaser or any other Person identified in this Section is entitled to indemnification hereunder.

     SECTION VII.02. Procedure for Claims.

               Notice of Claim. Promptly, but in any event within thirty (30) days after obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (referred to herein as an "Indemnification Claim"), the Purchaser shall give written notice to the Shareholders of such Indemnification Claim ("Notice of Claim"). The failure to give a timely Notice of Claim to the Shareholders shall not relieve the Shareholders from any liability that they may have to the Purchaser hereunder to the extent that the Shareholders are not prejudiced by such failure. The Notice of Claim shall set forth a description of the facts giving rise to and the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Purchaser as a result of such Indemnification Claim and the Shareholders shall pay the amount of the Indemnification Claim to Purchaser with in five (5) days after Shareholders, receive notice of the amount due to purchaser as a result of such Indemnification Claim; provided however, that the Purchaser shall be required to pay the amounts actually received by Shareholders to the person asserting the Indemnification Claim.

          If the Shareholders elect to defend a Third Party Claim, the Purchaser shall have the right to participate in its defense, at the Purchaser's expense (and without the right to indemnification for such expense under this Agreement); provided, however, that the reasonable fees and expenses of counsel retained by the Purchaser shall be at the expense of the Shareholders if (A) the use of the counsel chosen by the Shareholders to represent the Purchaser would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Purchaser and the Shareholders and there may be legal defenses available to the Purchaser which are different from or additional to those available to the Shareholders; (C) within ten (10) days after being advised by the Shareholders of the identity of counsel to be retained to represent the Purchaser, the Purchaser shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to the Shareholders), and the Shareholders shall not have retained different counsel reasonably satisfactory to the Purchaser; or (iv) the Shareholders shall authorize the Purchaser to retain separate counsel at the expense of the Shareholders.

                                 ARTICLE VIII.
                              GENERAL PROVISIONS
                              ------------------

     SECTION VIII.01. Expenses. All costs and expenses incurred by the Shareholders or the Company in connection with the transactions contemplated hereby, including, without limitation, the fees and expenses of all brokers, accountants (other than routine audit costs) and counsel (other than routine corporate organizational work) for the Company and for the Shareholders, which have not been paid through the date of Closing, shall be the exclusive responsibility of the Shareholders and not the Company, and shall be deemed a Shareholder Retained Liability as set forth in Section 2.02.(e).

     SECTION VIII.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by reputable overnight courier service, cable, facsimile, telegram, telex or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

          (a)  if to the Purchaser:

               Unete do Brasil, Limitada,
               C/o IFX, Inc.
               17701 Biscayne Blvd, 3rd Floor
               Aventura, Florida 33160
               UNITED STATES OF AMERICA
               Facsimile:  (305) 931-1566
               Attention:  Joel Eidelstein

               with a copy to:

               Neal, Gerber & Eisenberg
               Two North LaSalle Street
               Chicago, Illinois  60602
               UNITED STATES OF AMERICA
               Facsimile:  (312) 269-1747
               Attention:  Scott J. Bakal

          (b)  if to the Shareholders:

               c/o ____________________
               ________________________
               ________________________
               ________________________
               Telephone:______________
               with a copy to:
               ______________________________
               ______________________________
               ______________________________
               Facsimile:
               Attention:

     SECTION VIII.03. Shareholders' Representative. Each Shareholder, by his execution hereof, hereby designates Carlos Kirchhof (the "Representative") as his representative with full power and authority to communicate to the Purchaser the opinion of such Shareholder with respect to all matters arising under and pursuant to this Agreement. Any notice or other communication given to the Representative shall be deemed to have been given to each Shareholder. Neither the Representative nor the Successor Representative will resign until a successor representative shall have been appointed.

     SECTION VIII.04. Public Announcements. Except as required by law, no Shareholders shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the Purchaser.

     SECTION VIII.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

     SECTION VIII.06. Entire Agreement. This Agreement, including all of the exhibits and schedules attached hereto which are incorporated herein by this reference, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the Shareholders and the Purchaser with respect to the subject matter hereof and thereof.

     SECTION VIII.07. Assignment. This Agreement and the rights and duties hereunder may not be assigned or assumed by operation of law or otherwise (other than an assignment by the Purchaser to an Affiliate of the Purchaser) without the express written consent of the Shareholders and the Purchaser (which consent may be granted or withheld in the sole discretion of the Shareholders or the Purchaser, as applicable).

     SECTION VIII.08. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Shareholders and the Purchaser. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     SECTION VIII.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Federative Republic of Brazil.

     SECTION VIII.10. Jurisdiction; Service of Process. Each party hereto agrees that any action or proceeding initiated by any party hereto and arising directly or indirectly out of or relating to this Agreement shall be brought in the courts of competent jurisdiction in the city of Porto Alegre, Rio Grande do Sul, Brazil ( the "Brazilian Courts"). Each party hereto expressly submits to the jurisdiction of the Brazilian Courts in any such action or proceeding, and hereto consents to process being served in any suit, action or proceeding of the nature referred to above or an arbitration in accordance with this Agreement either (a) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as set forth herein or
(b) by serving a copy thereof upon such party's authorized agent for service of process (to the extent permitted by applicable law, regardless of whether the appointment of such agent for service of process for any reason shall prove to be ineffective or such agent for service of process shall accept or acknowledge such service). Each Shareholder, by its execution hereof, hereby duly appoints CT Corporation System as its agent for service of process hereunder, and the Purchaser, by its execution hereof, hereby duly appoints IFX as its agent for service of process hereunder. Each party hereto agrees that such service, to the fullest extent permitted by law, shall be deemed in every respect effective service of process upon it and shall be taken and held to be valid personal service upon and personal delivery to it. Each party hereto waives any claim in any action or proceeding permitted hereunder to be brought in an Brazilian Court that such court is an inconvenient forum or an improper forum based on lack of venue or jurisdiction.

     SECTION VIII.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties have executed, or caused to be executed by its duly authorized officer, this Agreement, and the spouses of each of the Shareholders have also executed this Agreement indicating their acceptance of the foregoing transaction and all of the terms and conditions set forth herein and in all Schedules hereto, in each case as of the date first written above.

                             PURCHASER:
                             ---------

                             Unete do Brasil, Limitada

                             By:  __________________________
                                  Name:
                                  Title:

                             THE COMPANY:
                             -----------

                             _____________________

                             By:  __________________________
                                  Name:
                                  Title:

                             SHAREHOLDERS:
                             ------------

                             _______________________________
                             Name:
                             Signature:

                             _______________________________
                             Name:
                             Signature:

                             _______________________________
                             Name:
                             Signature:

                 [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

                                  SCHEDULE A
                                  ----------
Shareholders                               Number of Shares     Percentages
------------                               --------------------------------

Daniel Francisco Sachet                    20,000               33.33%
-------------------------------            ------               -----

Fernando Miguel de Alava Soto              20,000               33.33%
-------------------------------            ------               -----

Rodrigo de Losina Silva                    20,000               33.33%
-------------------------------            ------               -----

[AWAITING CONFIRMATION OF SHARE TRANSFERS AND PAYMENT OF PURCHASE PRICE]
------------------------------------------------------------------------

                                                                      Appendix A
                                                                      ----------


                           Definition of U.S. Person
                           -------------------------

     (1)  "U.S. Person" means:

          (i) any natural person resident in the United States;

          (ii) any partnership or corporation organized or incorporated under the laws of the United States;

          (iii) any estate of which any executor or administrator is a U.S. person;

          (iv) any trust of which any trustee is a U.S. person;

          (v) any agency or branch of a foreign entity located in the United States;

          (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

          (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

          (viii) any partnership or corporation if:

               (A) organized or incorporated under the laws of any foreign jurisdiction; and

               (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

     (2) Notwithstanding the foregoing paragraph (1), the following are not "U.S. persons":

          (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

          (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

          (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

          (B) the estate is governed by foreign law;

          (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

          (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

          (v) any agency or branch of a U.S. person located outside the United States if:

          (A) the agency or branch operates for valid business reasons; and

          (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

          (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

     "United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.


                                                    Summarized from Rule 902(k),
                                                   General Rules and Regulations
                                 Under the United States Securities Act of 1933,
as amended

                                  Schedule 1
                                  ----------
                                  Definitions
                                  -----------

As used in this Agreement, the following terms shall have the following meanings:

     "Accountants" means Ernst & Young or its Affiliate in the Territory.

     "Action" means any claim, action, suit, arbitration, inquiry, review, audit, proceeding or investigation by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, (a) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person;
(b) any other Person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person or a Person described in foregoing clause (a); (c) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities; (d) another Person in which the specified Person has a substantial beneficial interest as to which the specified Person serves as trustee or in a similar capacity; and/or (e) any spouse or member of the family (i.e., children and parents) of the specified Person or any of the foregoing Persons. As used in this definition, the term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Annualized Net Revenues" means net revenues of the Company (gross revenues minus any applicable sales and other taxes) during the period of three (3) months ending July 31, 1999, multiplied by four (4), less all accounts receivable past due for 60 days or more as of July 31, 1999.

     "Business" means the Internet service provider business of the Company and all related activities as currently conducted and anticipated to be conducted by the Company.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, setoff, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Governmental Authority" means any United States or Territory national, federal, state, departmental, provincial or local, or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Indebtedness" means, with respect to any Person on any specified date, (a) all indebtedness or obligations of such Person, whether fixed or contingent, incurred for any purpose; (b) all obligations of such Person as lessee under leases that have been or should be, recorded as capital leases; (c) all obligations, fixed or contingent, under letters of credit and similar instruments; (d) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock; (e) all indebtedness of others of the types referred to in clauses (a) through (d) above that is guaranteed, directly or indirectly, in any manner by such Person; and (f) all indebtedness of the types referred to in clauses (a) through (d) above secured by (or for which the holder of such indebtedness has an existing right, contingent or fixed, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person may not have assumed or become liable for the payment of such indebtedness.

     "Intellectual Property" means any and all (a) inventions, ideas and conceptions of potentially patentable subject matter; (b) statutory invention registrations, patents, patent registrations and applications, and all rights therein provided by international treaties or conventions and all improvements thereto; (c) trademarks, service marks, trade dress, logos, trade names and corporate and partnership names, Internet domain names, electronic mail and world wide web addresses, web site designs, applications and protocols, including all common law rights, and registrations and applications for registration thereof and all rights therein provided by international treaties or conventions; (d) domestic and international copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions (including, without limitation, works made for hire); (e) "moral rights" and waivers of such rights by others; (f) computer and/or Internet software and applications, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto; (g) trade secrets and confidential, technical and business information; (h) whether or not confidential, technology, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, selling, pricing and cost information or procedures, business and marketing plans and customer and supplier lists and information; (i) copies and tangible embodiments of all the foregoing, in whatever form or medium, including, electronic formats; (j) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights; and (k) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

     "Law" means any national, federal, state, local, provincial or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law in the United States or in the Territory.

     "Liabilities" means any and all Indebtedness, debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Law relating to environmental, health and safety matters), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking. "Liabilities" shall not mean liabilities arising out of an enactment of a law that is applied retroactively for periods prior to the enactment of the statute and creates a liability and violation that would not have otherwise been deemed a violation or liability prior to the enactment of the law.

     "Material Adverse Effect" means any circumstance, change in, or effect on the Company that: (a) is, or could be expected to, or, materially adverse to the Company; (b) could be expected to adversely affect the ability of the Company to operate or conduct the Business in the manner in which it is currently, or is anticipated to be, operated or conducted by the Company or (c) could be expected to have a material adverse effect upon the validity or enforceability of this Agreement or the rights and remedies of the Purchaser hereunder.

     "Person" means any individual, partnership, firm, corporation, limited liability company or partnership, association, trust, unincorporated organization or other entity.

     "Real Property" means the real property owned or leased by the Company, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, wiring, equipment and items of personal property of the Company attached or appurtenant thereto and all easements, licenses, and rights relating to the foregoing.

     "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company from third parties, including, without limitation, customers and advertisers, arising in any manner from the Business before the date hereof, together with all unpaid financing and other charges with respect thereto.

     "Related Persons" shall mean, with respect to any Person, its directors, officers, employees, representatives, agents, licensees, or Affiliates.

     "Securities Act" means the United States Securities Act of 1933, as amended, together with all regulations now or hereafter promulgated thereunder and any successor statute thereto.

     "Shareholders" means each of those Persons identified on Schedule A and their respective legal representatives, heirs, successors and assigns.

     "Tangible Personal Property" means machinery, computers, equipment, tools, supplies, wiring, furniture, fixtures, personalty, vehicles and other tangible personal property (free of any Liabilities) used in the Business or owned or leased by the Company.

     "Tax" or "Taxes" means any and all taxes, surtaxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, fines, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, capital, franchises, windfall or other profits, gross receipts, goods and services tax (GST), harmonized sales taxes, land transfer tax, property, sales, provincial sales tax, use, capital stock, payroll, employment, social security, workers' compensation, employer health, social services, education, unemployment insurance or compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges that are or have been (a) imposed, assessed or collected by or under authority of any Governmental Authority, or (b) payable pursuant to any tax sharing agreement or similar contract, and all unemployment insurance, health insurance and other government pension plan premiums or contributions.

     "Territory GAAP" means generally accepted accounting principles and practices in the Territory as in effect during the relevant period and applied consistently throughout the periods involved.

     "US GAAP" means United States generally accepted accounting principles and practices as in effect during the relevant period and applied consistently throughout the periods involved.

                                                        SCHEDULE TO EXHIBIT 99.2


In addition to the Share Purchase Agreement with Conex Brasil S.A. (Exhibit 99.2), the Company executed Portuguese language Share Purchase Agreements with W3 Informatica Ltda, K3 Informatica Ltda, and Conex Canoas Ltda. The three Portuguese language Share Purchase Agreements not filed are substantially identical, in all material respects, to this Exhibit 99.2, except with respect to the following:

Document 1:
-----------

(1) The "Agreement" is a Quata Purchase Agreement because the Company is a Brazilian Limited Liability Company ("Ltda."). First Paragraph of Document 1.
(2)  The "Company" is W3 Informatica Ltda First Paragraph of Document 1.
(3) The "Shareholders" are: Ricardo Canini, Eduardo Broell da Silva, and Eduardo Carvalho Ramos. First Paragraph of Document 1 and Schedule 1 of Document 1.
(4) Article II, SECTION II.02. Purchase Price; Payment of Purchase Price. The "Purchase Price" is One Million Six Hundred Ninety Two Thousand Two Hundred and Three Brazilian Reais and 75/100 cents (R$ 1,692,203.75).
(5) Article II, Section II.03. Shareholder Retained Liabilities: Document 1 has a subsection (g) that does not exist in the Agreement attached in the Current Report, which reads as follows:
          (g) Shareholder Loans: At any time prior to Closing, Shareholders may cause the Company to repay to them the outstanding loans in the amount of Thirty Thousand Reais (R $30,000). Such repayment shall not affect in any way the Purchase Price since the repayment of the loan shall represent a reduction of Liabilities and a corresponding reduction of cash account, both of which offset each other.

(6) Article IX, Section IX.01: This article and section does not exist in the Agreement attached in the Current Report, which reads as follows:

                       Article IX. ADDITIONAL PROVISIONS
                                   ---------------------

          SECTION IX.01. Sale of Company Cars. The Purchaser agrees that, at the Shareholder's written request within 30 days from the Closing Date, the Purchaser shall cause the Company to pay-off the residual amounts owed with regards to the financial lease of three (3) cars which are currently owned by the Company (the "Lease Payment"). Within a maximum of 30 days from the Lease Payment the Shareholders shall pay to the Company an amount equal to the Lease Payment, and the Company will transfer the leased cars to the Shareholders. The Shareholders shall be responsible for any costs associated with the Lease Payments, including but not limited to, any tax consequences to the Company that may arise from the Lease Payment.

Document 2:
-----------

(1) The "Agreement" is a Quata Purchase Agreement because the acquired entity is a Brazilian Limited Liability Company ("Ltda."). First Paragraph of Document 2.
(2)  The "Company" is K3 Informatica Ltda. First Paragraph of Document 2.
(3) The "Shareholders" are: Claudia Suzel Berthold, Simone Maria Sbaraini Kapp and Valeria Kapp Piageti. First Paragraph of Document 2 and Schedule 1 of Document 2.

(4) Article II, SECTION II.02. Purchase Price; Payment of Purchase Price. The "Purchase Price" is Four Hundred Thirty Five Thousand Seven Hundred and Eighty Five Brazilian Reais and 20/100 cents (R$ 435,785.20).

Document 3:
-----------

(1) The "Agreement" is a Quata Purchase Agreement because the acquired entity is a Brazilian Limited Liability Company ("Ltda."). First Paragraph of Document 3.
(2)  The "Company" is Conex Canoas Ltda. First Paragraph of Document 3.
(3) The "Shareholders" are: Nilo Agostino Martins and Suzana Terezinha Martins. First Paragraph of Document 3 and Schedule 1 of Document 3.
(4) Article II, SECTION II.02. Purchase Price; Payment of Purchase Price. The "Purchase Price" is Four Hundred Fifty Thousand Two Hundred Seventy Brazilian Reais and 66/100 cents (R$ 450,270.66).
(5) Aricle II, Section II.03. Shareholder Retained Liabilities: Document 3 has a subsection (g) that does not exist in the Agreement attached in the Current Report as, which reads as follows:
          (h) Shareholder Loans: At any time prior to Closing, Shareholders may cause the Company to repay to them the outstanding loans in the amount of Fifteen Thousand Six Hundred and Fifteen Reais (R $15,615.00). Such repayment shall not affect in any way the Purchase Price since the repayment of the loan shall represent a reduction of Liabilities and a corresponding reduction of cash account, both of which offset each other.